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                                                               Exhibit No. 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-71462, Form S-8 No. 333-05253, Form S-8 No. 333-
15191, Form S-8 No. 333-61997 and Form S-8 No. 333-33928) of Occupational Health + Rehabilitation Inc of our report dated March 14, 2001 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 14, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2001